Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2007 (May 21, 2007 as to Note 18), relating to the consolidated financial statements of Spreadtrum Communications, Inc. for the year ended December 31, 2006, appearing in Registration Statement No. 333-143555, filed on June 28, 2007 pursuant to Rule 424(b), of Spreadtrum Communications, Inc.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

July 9, 2007